PAGE
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               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549




                            FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported)
                           April 22, 1997




                   CHARTER ONE FINANCIAL, INC.
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    (Exact name of Registrant as specified in its Charter)




    Delaware                 0-16311                  34-1567092
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(State or other         (Commission File          (IRS Employer
 jurisdiction of             Number)            Identification
 incorporation)                                         No.)




1215 Superior Avenue, Cleveland, Ohio                    44114
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(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (216) 566-5300
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Item 5.  Other Events
         ------------

    On April 22, 1997, the boards of directors of Charter One Financial, Inc. ("Charter One"), the holding company of Charter One Bank, F.S.B., and Haverfield Corporation ("Haverfield"), the holding company of Home Bank, F.S.B., entered into a definitive agreement (the "Merger Agreement") to merge in a stock-for-stock exchange.

     The terms of the Merger Agreement call for, among other things, a tax-free exchange whereby each share of Haverfield common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement attached hereto as Exhibit 2) shall be converted into the right to receive shares of Charter One common stock, par value $.01 per share, as described below, including the right to receive a corresponding number of rights associated with the Charter One common stock pursuant to Charter One's Rights Agreement (as defined in the Merger Agreement).

    The Merger Agreement provides for the tax free exchange of $27.00 in Charter One common stock for each share of Haverfield common stock. The exchange price will stay fixed at $27.00 if Charter One's average stock price remains between $41.09 and $55.60 per share during a 20-day pricing period ending five business days before closing the transaction (the "Average Charter One Stock Price"). If the Average Charter One Stock Price is (i) greater than $55.60, the exchange of Charter One common stock for Haverfield common stock shall be based on an exchange ratio of
 .4856 and (ii) less than $41.09 but equal to or greater than $38.05, the exchange of Charter One common stock for Haverfield common stock shall be based on an exchange ratio of .6571. The exchange price shall be fixed at $25.00 in Charter One common Stock per share of Haverfield common stock if the Average Charter One Stock Price is less than $38.05 but equal to or greater than $36.55.

     If the Average Charter One Stock Price is less than $36.55, then the exchange price of Charter One common stock for Haverfield common stock shall be based on an exchange ratio of .6840, unless Haverfield elects to terminate the transaction. If Haverfield elects to terminate, such termination shall only occur if Haverfield gives Charter One written notice of its election to terminate and Charter One fails to agree to an exchange price of $25.00 in Charter One common stock for each share of Haverfield common stock.

    The merger, which would be accounted for as a pooling of interests, is expected to close near the end of the third quarter of 1997. The Merger Agreement has been approved by the boards of directors of both companies, however, the transaction requires the approvals of the Office of Thrift Supervision and Haverfield shareholders.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Report.

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Item 7.      Financial Statements and Exhibits.
             ---------------------------------


     (c)     Exhibits.

     The Exhibits listed on the accompanying Exhibit Index are
filed as part of this Report and are incorporated herein by
reference.
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                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CHARTER ONE FINANCIAL, INC.



Date: April 24, 1997           By:  /s/ Charles John Koch
                                    ----------------------------
                                    Charles John Koch
                                    President and Chief Executive
                                    Officer
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                            EXHIBIT INDEX




Exhibit
Number                          Description


 2 Agreement and Plan of Merger and Reorganization, dated April 22, 1997, by and among Charter One Financial, Inc., Charter Michigan Bancorp, Inc., Charter One Bank F.S.B., Haverfield Corporation and Home Bank, F.S.B.


99.1       Joint press release of Charter One Financial, Inc. and
           Haverfield Corporation, dated April 23, 1997.